UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August  24, 2009

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1440 Davey Road
Woodridge, Illinois		60517
(Address of principal executive offices)		(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 24, 2009, Advanced Life Sciences Holdings, Inc. (the “Company”) announced the departure of Michael J. Cogan, Vice President and Chief Accounting Officer, as of such date.  Mr. Cogan’s departure was the result of consolidation in the Company’s financial operations group and was a without cause termination under the Amended and Restated Employment Agreement (the “Employment Agreement”) between Mr. Cogan and Advanced Life Sciences, Inc., as filed with the SEC as an exhibit to the Company’s Form 10-Q on May 7, 2008.  The Company is not aware of any disagreement between it and Mr. Cogan relating to the Company’s operations, policies or practices.

Mark Caputo, Director of Accounting, will perform chief accounting officer duties following the departure of Mr. Cogan.  Mr. Caputo, age 44, joined the Company in 2008.  Prior to joining the Company, Mr. Caputo was the Director of Accounting and Analysis for the Servicemaster Company from 1998 to 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: August 28, 2009	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer